Exhibit 5.1

Opinion Re Legality

[Letterhead of Witherspoon, Kelley, Davenport & Toole, P.S.]

July 8, 2011

Sterling Financial Corporation

111 North Wall Street

Spokane, WA 99201

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Sterling Financial Corporation, a Washington corporation (“Sterling”), with the Securities and Exchange Commission on or about July 8, 2011 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,000,000 shares of Sterling’s Common Stock, having no par value per common share (the “Shares”), which Shares may be issued by Sterling pursuant to the Sterling Financial Corporation 2011 Employee Stock Purchase Plan (the “Plan”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

1.	Sterling’s currently effective Restated Articles of Incorporation, as amended, filed with the Washington Secretary of State;

2.	Sterling’s currently effective Amended and Restated Bylaws;

3.	the Registration Statement, together with the other exhibits filed as a part thereof or incorporated by reference therein;

4.	the prospectus prepared in connection with the Registration Statement (the “Prospectus”)

5.	all actions, consents, and minutes of meetings of Sterling’s Board of Directors and of Sterling’s shareholders in our possession, including the resolutions that were adopted at a meeting of Sterling’s Board of Directors on March 2, 2011, and at the Annual Meeting of Shareholders on April 21, 2011, approving the Plan;

6.	the Plan; and

7.	a Management Certificate (the “Management Certificate”) addressed to us and dated of even date herewith executed by Sterling containing certain factual and other representations, including representations as to the number of (i) issued and outstanding shares of capital stock, (ii) issued and outstanding options, warrants and rights to purchase capital stock, and (iii) any additional shares of capital stock reserved for future issuance in connection with stock option and purchase plans and all other plans, agreements or rights.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, and the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that any certificates representing the Shares have been, or when issued will be, properly signed by authorized officers of Sterling or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of Sterling to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the State of Washington, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of Washington.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.

Based upon, subject to and limited by the foregoing, it is our opinion that following: (i) the filing of the Registration Statement with the Securities and Exchange Commission; (ii) the issuance of the Shares pursuant to the terms of the Plan; and (iii) the receipt by Sterling of the consideration for the Shares specified in the Plan, the Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for your use in connection with the above issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Witherspoon, Kelley, Davenport & Toole, P.S.
Witherspoon, Kelley, Davenport E. Toole, P.S.